Virtus ETF Trust II N-CSR

Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, William J. Smalley, President, Chief Executive Officer and Principal Executive Officer of Virtus ETF Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	October 7, 2026	/s/ William J. Smalley
William J. Smalley, President, Chief Executive Officer and
Principal Executive Officer
(Principal Executive Officer)

I, W. Patrick Bradley, Executive Vice President, Treasurer, Chief Financial Officer and Principal Financial Officer of Virtus ETF Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	October 7, 2026	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President, Treasurer,
Chief Financial Officer & Principal Financial Officer
(Principal Financial Officer/Principal Accounting Officer)